SECOND RESTATED CERTIFICATE OF INCORPORATION
                             OF
             CENTRAL AND SOUTH WEST CORPORATION


          CENTRAL AND SOUTH WEST CORPORATION, a Delaware corporation (the "Corporation"), certifies as follows:
          Pursuant to the provisions of Section 242 and 245 of Title 8 of the Delaware Code Annotated, the stockholders of the Corporation have duly adopted the following Second Restated Certificate of Incorporation. The Corporation filed its original Certificate of Incorporation under the name of Central and South West Utilities on July 31, 1925, and on February 3, 1947, filed a merger agreement with American Public Service by which the name of the Corporation was changed to Central and South West Corporation. The Corporation filed a Restated Certificate of Incorporation on April 30, 1974. This Second Restated Certificate of Incorporation restates and integrates the provisions of the Restated Certificate of Incorporation of April 30, 1974 as heretofore amended or supplemented and effects the following further amendments thereto:
          (i The provisions of Article FOURTH have been amended to (a) increase the total number of shares of Common Stock which the Corporation shall have authority to issue from 120,000,000 shares of Common Stock of the par value of $3.50 per share to 150,000,000 shares of Common Stock of the par value of $3.50 per share in the first paragraph of
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     Article Fourth; (b) delete the cumulative voting
     provisions in the second paragraph of Article FOURTH; and (c) delete the provisions which grant the stockholders preemptive rights on certain issues of the Corporation's Common Stock in the third paragraph of Article FOURTH;
          (ii) The provisions of Article SEVENTH have been amended to (a) adopt a staggered board of directors, divided into three classes and serving three year terms with only one class of directors to be elected at each annual meeting of the stockholders and (b) provide that the board of directors shall appoint to fill any vacancies on the board or appoint directors to the board of directors in the event the number of directors on the board of directors is increased;
          (iii) Article EIGHT has been deleted in its entirety;
          (iv) Articles NINTH, TENTH, ELEVENTH and TWELFTH have been renumbered as Articles EIGHT, NINTH, TENTH and ELEVENTH, respectively; and
          (v) A "fair price" provision, designed to insure that all of the stockholders are treated fairly and equitably in the event of certain unsolicited takeover actions has been adopted by the stockholders and included as Article TWELFTH.

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          FIRST:  The name of the Corporation is Central and
South West Corporation.
          SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, New
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Castle County, Wilmington, Delaware 19801, and the name of
its registered agent at that address is The Corporation
Trust Company.
          THIRD:  The nature of the business of the
Corporation or object or purposes to be transacted, promoted or carried on by it are:
          (1) To acquire in any lawful manner and to own, hold, sell, assign, transfer, exchange or otherwise dispose of, any stocks, bonds, debentures, obligations, notes, evidences of indebtedness, warrants, securities of any kind and property, both real and personal, of any kind; and while the owner of any such stocks,
     bonds, notes, debentures or other securities or obligations, to exercise all the powers, rights and privileges, including among other things the right to vote thereon for any and all purposes; and to invest and deal with the moneys of the Corporation in any
     lawful manner;
          (2) To aid in any lawful manner by loan,
     contribution, guaranty or otherwise, the issuer of any stocks, bonds, debentures, evidences of indebtedness, obligations, warrants or securities of any kind at any time held, or controlled directly or indirectly, by the Corporation, and to do any and all lawful acts or things designed to protect, preserve, enhance or
     improve the value of any securities or property held by the Corporation; and to use the funds, assets and credit of the Corporation for any of said purposes;
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          (3) To guarantee and to assume the payment of any
     dividends on any shares of capital stock of any company in which the Corporation may, either directly or indirectly, have an interest as a stockholder or otherwise; and to assume and to guarantee, by endorsement or otherwise, the payment of the principal of and the interest on bonds, notes or other obligations created or to be created by any such
     company;
          (4) To borrow money, to issue bonds, debentures, notes or other obligations, secured or unsecured, of the Corporation; to secure the same by mortgage or deed of trust or pledge or other lien upon any or all of the property, rights, privileges and franchises of the Corporation wheresoever situated, acquired or to be acquired; to confer upon the holders of any debentures, bonds, notes or other obligations of the Corporation, secured or unsecured, the right to convert the same into any class of stock of any series of the
     Corporation now or hereafter to be issued upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof; to purchase and otherwise acquire shares of its own capital stock and to hold, sell, assign, transfer and reissue any or all of such shares; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use shall cause any impairment of the capital of the Corporation, except as such purchase out of capital may be permitted by law; and provided further that shares of its
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     own capital stock owned by the Corporation shall not be
     voted upon, directly or indirectly;
          (5) To conduct business in the State of Delaware and other states, the District of Columbia, territories and colonies of the United States and in foreign countries, and to have one or more offices out of the State of Delaware as well as within said state; provided, however, that nothing herein contained shall be deemed to authorize the Corporation to conduct, maintain or operate public utilities within the State of Delaware;
          (6) To have and to exercise all the powers now or hereafter conferred by the laws of the State of
     Delaware upon corporations organized under the laws under which the Corporation is organized and any and all Acts amendatory thereof and supplemental thereto.
          The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the power of the Corporation, and that the Corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objects or powers hereinbefore enumerated, either alone or in association with other corporations, associations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.
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          FOURTH:  The total number of shares of stock which
the Corporation shall have authority to issue is 150,000,000 shares of Common Stock of the par value of $3.50 each.
          Each share of Common Stock shall entitle the
holder thereof to one vote at all meetings of stockholders. In the election of directors of the Corporation, the principle of cumulative voting shall not apply.
          Any shares of Common Stock now or hereafter
authorized, and any securities convertible into Common
Stock, may be issued without first being offered to stockholders. The Common Stock may be issued and sold to such persons, and at a price, not less than the par value thereof, whether stockholders or not, and for such corporate purposes, as may be determined by the Board of Directors.
          The Corporation may from time to time, when
authorized by the Board of Directors, issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends, or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time upon the surrender of such scrip for fractional share within such time as the
Board of Directors may determine, or without limit of time
if the Board of Directors so determines, issue one or more whole shares of stock aggregating the number of whole shares issuable in respect of the scrip so surrendered; provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form. The scrip may also at the option of the Board of Directors provide that, at the option of the Board of
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Directors, there may be sold by the Corporation at public or private sale at any time on or after any determined date, in such manner and on such terms as the Board of Directors may in its absolute discretion determine, the number of shares of stock of the Corporation in respect of which such scrip certificates are then outstanding and thereafter the bearer of such scrip certificates, upon surrender thereof at the office or agency of the Corporation, shall be entitled to receive their proper proportion of the net proceeds of such sale but without interest and on and after the date of such sale shall be entitled to no other rights in respect of such scrip certificates.
          The Corporation reserves the right to increase or decrease its authorized capital stock or to reclassify the same and to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation, or any amendment hereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in this Second Restated Certificate of Incorporation, or any amendment hereto, are granted subject to this reservation.
          FIFTH: The Corporation shall have perpetual
existence.
          SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.
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          SEVENTH:
          (1)  At each annual meeting of stockholders,
     directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is
     practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the April 19, 1990 annual meeting and designated as members of such Class. At each annual meeting after the April 19, 1990 annual meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of directors is hereafter changed, any newly created
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     directorships or decrease in directorships shall be so
     apportioned among the classes as to make all classes as nearly equal in number as is practicable.
          (2) Any director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of eighty percent (80%) of the voting power of the outstanding
     shares of Common Stock.
          (3) The number of directors constituting the
     entire Board of Directors shall be not less than nine
     (9) nor more than fifteen (15) as may be fixed from
     time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director. A majority of the entire Board of Directors may adopt a resolution at any time to increase the number of directors to not more than fifteen (15) and, by vote of a majority of the Board of Directors, elect a new director or directors to fill any such newly created directorship. Any such new director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.
          (4) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the
     Board of Directors.  A
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     person so elected by the Board of Directors to fill a
     vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.
          EIGHT: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of this Corporation and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the
stockholders:
          (1) The Board of Directors shall have power from time to time to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends or making any distribution of profits, it may set aside out of the net profits of the Corporation such sum or sums as it may from time to time in its absolute discretion think proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the Corporation or for such corporate purposes as the Board shall think conducive to the interests of the Corporation, subject only to such limitations as the Bylaws of the Corporation may from time to time impose.
          (2) The Board of Directors shall also have power without the assent or vote of the stockholders to make, alter, amend and repeal the Bylaws of the Corporation; to fix the times for the declaration and payment of dividends; to authorize and cause to be executed and delivered
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     mortgages on and instruments of pledge, or any other
     instruments creating liens, on the real and personal property of the Corporation; and to make and determine the use and disposition of any surplus or net profits over and above the capital of the Corporation.
          (3)  Subject to direction by resolution of a
     majority of the stockholders, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the directors or by a resolution of the
     stockholders.
          (4)  The Board of Directors shall have the power
     to appoint an Executive Committee from among their number, which Committee, to the extent and in the manner provided in the Bylaws of the Corporation, shall have and may exercise all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session. The fact that the Executive Committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action.
          (5)  The Corporation shall be entitled to treat
     the person in whose name any share, right or option is
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     registered and the bearer of any scrip or right payable
     to bearer, as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option or scrip on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.
          NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of
Title 8 of the Delaware Code order a meeting of the
creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and
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the said reorganization shall, if sanctioned by the Court of which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
          TENTH: Authorized shares of Common Stock of the Corporation shall be issued in exchange for any remaining outstanding shares of Common Stock of Central and South West Utilities on the following basis:
          (1) There shall be issued to each holder of such shares of Common Stock of Central and South West Utilities a number of shares of Common Stock of the Corporation computed by (i) multiplying the number of shares of Common Stock of Central and South West Utilities held by such holder by .8095, (ii) rounding the resulting product to the next lower number in the event such product is not a whole number, and (iii) multiplying such product as so rounded by four.
          (2) There shall be paid to each holder of such shares of Common Stock of Central and South West Utilities, in any case in which the product of the number of shares of Common Stock of Central and South West Utilities held by him multiplied by .8095 is not a whole number, cash equal to $12.00 multiplied by the fraction by which such product exceeds the next lower whole number, in lieu of shares of Common Stock of the Corporation.
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          (3)  Such shares of Common Stock of the
     Corporation shall be issued, and such cash paid, upon the surrender for cancellation, to the Corporation, of the certificates representing such shares of Common Stock of Central and South West Utilities, duly endorsed for transfer if required, and in satisfaction of all dividend and other rights in respect of such shares.
          ELEVENTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any
other applicable laws as presently or hereafter in effect,
no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
          TWELFTH. A. Higher Vote for Certain Business Transactions. In addition to any affirmative vote required by law or this Second Restated Certificate of Incorporation of the Bylaws of the Corporation, and except as otherwise expressly provided in Section C of this Article TWELFTH:
          (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholders (as hereinafter defined) or (b) any other company (whether or not itself an Interested
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     Stockholder) which is or after such merger or
     consolidation would be an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or
          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, having an aggregate Fair Market Value (as hereinafter defined) in excess of $25,000,000; or
          (3) the adoption of any plan or proposal for the termination, liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
          (4) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly of indirectly, of increasing the proportionate share of any class or series of Common Stock (as hereinafter defined), or any securities convertible into Common Stock or into equity securities of the Corporation or any Subsidiary, that is beneficially owned by any Interested
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     Stockholder or any Affiliate or Associate of any
     Interested Stockholder; or
          (5) any tender offer or exchange offer made by the Corporation for shares of Common Stock which may have the effect of increasing an Interested Stockholder's percentage beneficial ownership (as hereinafter defined) so that following the completion of the tender offer or exchange offer the Interested Stockholder's percentage beneficial ownership of the outstanding Common Stock may exceed 110% of the Interested Stockholder's percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or
          (6) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value in excess of $25,000,000;
     or
          (7) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (6) shall require: (1) the affirmative vote of the holders of Voting Stock (as hereinafter defined) representing shares equal to at least eighty percent (80%) of the then issued and outstanding Voting Stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Second Restated Certificate of Incorporation; and
     (2) the affirmative vote
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     of a majority of the then issued and outstanding Voting
     Stock of the Corporation, excluding any shares of
     Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.
     B. Definition of "Business Combination". For the purposes of this Article TWELFTH the term "Business Combination" shall mean any transaction that is referred to in any one or more of clauses (1) through (6) of Section A of this Article TWELFTH.
     C.  When Higher Vote is Not Required.  The provisions
of the preceding Section A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Second Restated Certificate of Incorporation or the Bylaws
of the Corporation or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs (1) or (2) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Common Stock, if the condition specified in the following Paragraph (1) is met:
          (1) The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the
     Interested Stockholder to
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     become an Interested Stockholder) of the Continuing
     Directors (as hereinafter defined).
          (2) All of the following conditions shall have
     been met with respect to the outstanding Common Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares
     of the Common Stock:
          (a) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration
          other than cash to be received per share by
          holders of the Common Stock in such Business
          Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii), and (iv) below:
               (i) (if applicable) the highest per share
               price (including any brokerage commissions,
               transfer taxes and soliciting dealers' fees)
               paid by or on behalf of the Interested
               Stockholder of beneficial ownership of shares of the Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any
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               subsequent stock split, stock dividend,
               subdivision or reclassification with respect
               to the Common Stock;
               (ii) the Fair Market Value per share of the
               Common Stock on the Announcement Date or on
               the date on which the Interested Stockholder
               became an Interested Stockholder (the
               "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock;
               (iii) (if applicable) the price per share
               equal to the Fair Market Value per share of
               the Common Stock determined pursuant to the
               immediately preceding clause (ii), multiplied by the ratio of (x) the highest price per share (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholders for any share of the Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of the Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock to (y) the Fair Market Value per share of the Common Stock on the first day in such two-year period on which the
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               Interested Stockholder acquired beneficial
               ownership of any shares of the Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common
               Stock; and
               (iv) the Corporation's net income per share of the Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Stockholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined by dividing (x) an amount equal to the highest price per share during a day as reported in The Wall Street Journal from the Composite Tape for the New York Stock Exchange by (y) the immediately preceding publicly reported twelve-months earnings per share).
          (b) The consideration to be received by holders of the Common Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such Common Stock. If the consideration previously paid by the Interested Stockholder to acquire Common
                           - 21 -

          Stock varied among the recipients thereof as to form, the form of consideration to be paid for such Common Stock in connection with the Business Combination shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such Common Stock previously acquired by the Interest Stockholder.
          (c) After the Determination Date and prior to the consummation of such Business Combination: (1) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as provided by a majority of the Continuing Directors; (ii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Stockholders shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after
                           - 22 -

          giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of Common
          Stock.
          (d) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
          (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions amending or replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
          The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if
                           - 23 -

          deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Common Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its service by the Corporation.
          (f) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.
     D. Certain Definitions. The following definitions shall apply with respect to this Article TWELFTH:
          (1) The term "Common Stock" or "Voting Stock" shall mean all common stock of the Corporation authorized to be issued from time to time under Article FOURTH of the Second Restated Certificate of Incorporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally.
          (2) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or
                           - 24 -

     indirectly, for the purpose of acquiring, holding, voting or disposing of the Common Stock.
          (3) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit or dividend reinvestment plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the Announcement Date was the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.
          (4) A person shall be a "beneficial owner" of any Common Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly,
     (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any
                           - 25 -

     agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock. For purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section D, the number of shares of Common Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section D, but shall not include any other shares of Common Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.
          (5) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "Associate", used to indicate a relationship with any person, means (a) any company (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary
                           - 26 -

     capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or Subsidiaries.
          (6) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph (3) of this Section D, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.
          (7) The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors"), who, while such person is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Stockholder and who was a member of the Board of Directors prior to the time that any Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, who, while such successor is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Stockholder and who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.
          (8) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period
                           - 27 -

     immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property on the date in question as determined in good faith by a majority of the Continuing Directors.
          (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section C of this Article TWELFTH shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holders of such shares.
     E. Powers of the Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine
                           - 28 -

for purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Common Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value in excess of the amounts set forth in clauses (2) and (6) of Section A of this Article TWELFTH. Any such determination made in good faith by a majority of the Continuing Directors shall be binding and conclusive for all the purposes of this Article TWELFTH.
     F. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article TWELFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
     G.  No Effect on Fiduciary Obligation of Directors.
The fact that any Business Combination complies with the provisions of Section C, Paragraph 2 of this Article TWELFTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to
                           - 29 -

evaluations of or actions and responses taken with respect
to such Business Combination.
                    --------------------
     IN WITNESS WHEREOF, said CENTRAL AND SOUTH WEST
CORPORATION has caused this Restated Certificate of Incorporation to be signed by Ferd. C. Meyer, Jr., its Vice
President and General Counsel, and its corporate seal to be hereunto affixed and attested by Philip I. McConnell, its Secretary, this 23 day of April, 1990.
                         CENTRAL AND SOUTH WEST CORPORATION

                         Ferd C. Meyer, Jr.
                         Vice President


(Corporate Seal)

ATTEST:
Philip I. McConnell
     Secretary